Exhibit 99.1

Press Release	August 4, 2020

Cerence Announces Third Quarter 2020 Results

Third Quarter Highlights

•	Bookings momentum continued with the second highest total in the company’s history, supported by strategic wins in all major geographic markets
•	Secular technology trends continue driving fiscal YTD revenue of $238.8M, up 8% year-over-year despite major impact of COVID-19 on global auto production
•	Strong financial performance generated $19.3M from cash flow from operations during the quarter
•	Generated adjusted EBITDA of $23.8M and adjusted EBITDA margin of 31.8%
•	Successfully refinanced total debt resulting in more than $10M annual cash interest expense savings

BURLINGTON, Mass., August 4, 2020 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its third fiscal quarter 2020 results for the quarter ended June 30, 2020.

Results Summary (1)

(in millions, except per share data)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP Revenue	$74.8	$77.6	$238.8	$220.4
GAAP Gross Margin%	63.1%	69.5%	65.5%	67.2%
Non-GAAP Gross Margin%	68.7%	72.5%	69.9%	70.6%
GAAP Operating Margin%	-6.3%	4.2%	2.2%	2.8%
Non-GAAP Operating Margin%	28.4%	33.9%	28.3%	27.7%
Adjusted EBITDA	$23.8	$28.1	$74.6	$66.9
Adjusted EBITDA margin	31.8%	36.2%	31.2%	30.4%
GAAP net (loss) income	$(28.2)	$1.8	$(27.4)	$4.5
Non-GAAP net income	$12.1	$18.9	$38.6	$43.7
GAAP net (loss) income per share - diluted	$(0.77)	$0.05	$(0.76)	$0.12
Non-GAAP net income per share - diluted	$0.31	$0.52	$1.03	$1.20

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “While the impact of COVID-19 has weighed on the global economy, our fiscal year to-date revenues are up 8% compared to the same period in the prior year. During a period of a dramatic drop-off in auto production our revenue declined less than 4% in the quarter versus a year ago. This was primarily due to the SaaS revenue contribution of our connected services and continued strength in our professional services business.”

Dhawan added, “We recorded the second highest bookings quarter in the company’s history supported by several strategic wins in all major geographic markets. While the business environment in the near term remains challenging, we are maintaining the 2024 growth targets in large part due to the strong bookings we have seen this year and the initial positive reactions by customers to our new product initiatives. These new

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Press Release	August 4, 2020

products such as CarLife and Cerence Pay will play a key role in generating a new line of SaaS or transaction-based revenue as we move toward the 2024 target model.”

Dhawan continued, “A key accomplishment in the quarter was the refinancing of our debt. Refinancing will allow us to save over $10M per year in cash interest expense and will be accretive to our earnings. The adjustments we made to our business early in the quarter contributed over $6M in expense savings in the third quarter. While we will continue to prioritize the long-term growth of the company, we will continue to look for ways to minimize any short-term impact of COVID-19 on our operations.”

The following table represents a set of KPIs management believes is helpful to investors to gain further insight into Cerence’s business.

Key Performance Indicator[1]	Q3FY20	Q2FY20	Q1FY20	Q4FY19	Q3FY19
Percent of worldwide auto production with Cerence Technology (TTM)	54%	55%	53%	54%	53%
Average contract duration (TTM):	6.2	5.7	4.9	5.1	5.2
Repeatable software contribution (TTM):	>80%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	-3%
Growth in billings per car YTD vs. prior year (excludes legacy contract)	7%
(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding our use of key performance indicators.
(2)	Change in connected cars for the same period according to IHS data is approximately -6%.

Statement on Guidance

While the business environment remains challenging to predict, with a quarter’s experience of operating in the current conditions, management is providing guidance for fiscal Q4. For the fiscal quarter ending September 30, 2020, GAAP revenue is expected to be in the range of $76M to $80M.  Adjusted EBITDA is expected to be in the range of $23M to $26M.  The adjusted EBITDA guidance excludes acquisition-related costs, amortization of purchased intangible assets, stock-based compensation, and restructuring and other costs.  Additional details regarding guidance will be provided on the earnings call.

Third Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time today. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 8370039. Webcast access will be available on the Investor Information section of the company’s website at https://investors.cerence.com/news-and-events/events-and-presentations.

The teleconference replay will be available through August 11, 2020. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 8370039. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://investors.cerence.com/news-and-events/events-and-presentations.

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Press Release	August 4, 2020

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors in our Annual Report on our most recent Form 10-K, quarterly reports on Form 10-Q,  and other filings with the  Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

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Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2020 and 2019, our management has either included or excluded items in five general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net (income) loss attributable to income tax benefit (expense), other income (expense) items, net, depreciation and amortization expense, and other operating gains, and excluding acquisition-related costs, amortization of purchased intangible assets, stock-based compensation, and restructuring and other costs or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, investment income (loss), equity in net income (losses) of investees, and other income (expense), net (as stated in our Consolidated Statement of Income). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

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Press Release	August 4, 2020

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. Other items such as consulting and professional services fees related to separation costs directly attributable to the Cerence business becoming a standalone public company.

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Press Release	August 4, 2020

Backlog.

Revenue backlog consists of the following categories: (i) fixed backlog, (ii) variable backlog, and (iii) adjusted backlog. These categories are further discussed as follows:

(i)	Fixed backlog. Future revenue related to remaining performance obligations and contractual commitments which have not been invoiced.
(ii)

Variable backlog. Estimated future revenue from variable forecasted royalties related to our embedded and connected businesses. Our estimation of forecasted royalties is based on our royalty rates for embedded and connected technologies from expected car shipments under our existing contracts over the term of the programs. Anticipated shipments are based on historical shipping experience and current customer projections that management believes are reasonable. Both our embedded and connected technologies are priced and sold on a per-vehicle or device basis, where we receive a single fee for either or both the embedded license and the connected service term.

(iii)	Adjusted backlog. The total of fixed backlog and variable backlog.

Our fixed and variable backlog may not be indicative of our actual future revenue. The revenue we actually recognize is subject to several factors, including the number and timing of vehicles our customers ship, potential terminations or changes in scope of customer contracts and currency fluctuations.

Key performance indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three and nine months ended June 30, 2020 and 2019, our management has reviewed the following KPIs, each of which is described below:

•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Market car sales data.
•

Average contract duration: The weighted average period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•	Growth in billings per car YTD vs. prior year: The rate of growth calculated from the average billings per car on a year to date basis as compared to the prior fiscal year excluding legacy contract.

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Press Release	August 4, 2020

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the automotive world. As an innovation partner to the world’s leading automakers, it is helping transform how a car feels, responds and learns. Its track record is built on more than 20 years of knowledge and more than 325 million cars on the road today. Whether it’s connected cars, autonomous driving or e-vehicles, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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Press Release	August 4, 2020

CERENCE INC.

Consolidated and Combined Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
License	$32,454	$43,961	$117,843	$127,287
Connected services	24,996	19,717	71,148	55,830
Professional services	17,360	13,891	49,773	37,240
Total revenues	74,810	77,569	238,764	220,357
Cost of revenues:
License	820	521	2,344	1,428
Connected services	7,191	8,232	24,742	28,591
Professional services	17,529	12,943	48,773	36,132
Amortization of intangible assets	2,063	1,979	6,408	6,175
Total cost of revenues	27,603	23,675	82,267	72,326
Gross profit	47,207	53,894	156,497	148,031
Operating expenses:
Research and development	22,041	22,975	66,898	69,344
Sales and marketing	9,180	8,232	24,829	27,476
General and administrative	14,261	6,237	36,456	17,647
Amortization of intangible assets	3,120	3,132	9,376	9,396
Restructuring and other costs, net	3,301	9,691	13,725	17,147
Acquisition-related costs	—	366	—	783
Total operating expenses	51,903	50,633	151,284	141,793
(Loss) income from operations	(4,696)	3,261	5,213	6,238
Interest income	38	—	563	—
Interest expense	(5,546)	—	(19,043)	—
Other income (expense), net	(20,446)	(150)	(20,366)	100
(Loss) income before income taxes	(30,650)	3,111	(33,633)	6,338
(Benefit from) provision for income taxes	(2,469)	1,341	(6,185)	1,859
Net (loss) income	$(28,181)	$1,770	$(27,448)	$4,479
Net (loss) income per share:
Basic	$(0.77)	$0.05	$(0.76)	$0.12
Diluted	$(0.77)	$0.05	$(0.76)	$0.12
Weighted-average common share outstanding:
Basic	36,509	36,391	36,315	36,391
Diluted	36,509	36,391	36,315	36,391

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CERENCE INC.

Consolidated and Combined Balance Sheets

(unaudited - in thousands, except per share data)

	June 30,	September 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$132,844	$-
Accounts receivable, net of allowances of $1,406 and $865 at June 30, 2020 and September 30, 2019, respectively	62,566	65,787
Deferred costs	6,679	9,195
Prepaid expenses and other current assets	34,389	17,343
Total current assets	236,478	92,325
Property and equipment, net	28,366	20,113
Deferred costs	36,913	32,428
Operating lease right of use assets	19,547	-
Goodwill	1,121,616	1,119,329
Intangible assets, net	50,152	65,561
Deferred tax assets	160,140	150,629
Other assets	15,863	3,444
Total assets	$1,669,075	$1,483,829
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,637	$16,687
Deferred revenue	116,894	88,233
Short-term operating lease liabilities	5,727	-
Short-term debt	6,250	-
Accrued expenses and other current liabilities	54,672	24,194
Total current liabilities	195,180	129,114
Long-term debt	267,172	-
Deferred revenue, net of current portion	219,197	265,051
Long-term operating lease liabilities	16,305	-
Other liabilities	32,528	21,536
Total liabilities	730,382	415,701
Stockholders' Equity:
Common stock, $0.01 par value, 600,000 shares authorized as of June 30, 2020; 36,520 shares issued and outstanding as of June 30, 2020	366	-
Net parent investment	-	1,097,127
Accumulated other comprehensive loss	(8,237)	(28,999)
Additional paid-in capital	974,012	-
Accumulated deficit	(27,448)	-
Total stockholders' equity	938,693	1,068,128
Total liabilities and stockholders' equity	$1,669,075	$1,483,829

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CERENCE INC.

Consolidated and Combined Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(27,448)	$4,479
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22,704	21,522
Provision for doubtful accounts	525	-
Stock-based compensation expense	32,954	21,195
Non-cash interest expense	4,025	-
Loss on debt extinguishment	19,279	-
Deferred tax benefit	(12,572)	(469)
Changes in operating assets and liabilities:
Accounts receivable	3,853	(7,368)
Prepaid expenses and other assets	(21,328)	(5,513)
Deferred costs	(749)	1,876
Accounts payable	(170)	6,674
Accrued expenses and other liabilities	19,283	4,441
Deferred revenue	(21,779)	21,822
Net cash provided by operating activities	18,577	68,659
Cash flows from investing activities:
Capital expenditures	(16,075)	(2,868)
Net cash used in investing activities	(16,075)	(2,868)
Cash flows from financing activities:
Net transactions with Parent	12,964	(65,791)
Distributions to Parent	(152,978)	-
Proceeds from long-term debt, net of discount	547,719	-
Payments for long-term debt issuance costs	(5,765)	-
Principal payments of long-term debt	(270,000)	-
Common stock repurchases for tax withholdings for net settlement of equity awards	(1,613)	-
Principal payments of lease liabilities arising from a finance lease	(96)	-
Net cash provided by (used in) financing activities	130,231	(65,791)
Effects of exchange rate changes on cash and cash equivalents	111	-
Net change in cash and cash equivalents	132,844	-
Cash and cash equivalents at the beginning of the period	-	-
Cash and cash equivalents at the end of the period	$132,844	$-

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP revenue	$74,810	$77,569	$238,764	$220,357

GAAP gross profit	$47,207	$53,894	$156,497	$148,031
Stock-based compensation	2,141	327	3,985	1,460
Amortization of intangible assets	2,063	1,979	6,408	6,175
Non-GAAP gross profit	$51,411	$56,200	$166,890	$155,666
GAAP gross margin	63.1%	69.5%	65.5%	67.2%
Non-GAAP gross margin	68.7%	72.5%	69.9%	70.6%

GAAP operating (loss) income	$(4,696)	$3,261	$5,213	$6,238
Amortization of intangible assets	5,183	5,111	15,784	15,571
Stock-based compensation	17,425	7,828	32,954	21,195
Restructuring and other costs, net	3,301	9,691	13,725	17,147
Acquisition-related costs	-	366	-	783
Non-GAAP operating income	$21,213	$26,258	$67,676	$60,935
GAAP operating margin	-6.3%	4.2%	2.2%	2.8%
Non-GAAP operating margin	28.4%	33.9%	28.3%	27.7%

GAAP net (loss) income	$(28,181)	$1,770	$(27,448)	$4,479
Total other income (expense), net	(25,954)	(150)	(38,846)	100
(Benefit from) provision for income taxes	(2,469)	1,341	(6,185)	1,859
Depreciation	2,540	1,837	6,905	5,950
Amortization of intangible assets	5,183	5,111	15,784	15,571
Stock-based compensation	17,425	7,828	32,954	21,195
Restructuring and other costs, net	3,301	9,691	13,725	17,147
Acquisition-related costs	-	366	-	783
Adjusted EBITDA	$23,753	$28,095	$74,581	$66,885
GAAP net income margin	-37.7%	2.3%	-11.5%	2.0%
Adjusted EBITDA margin	31.8%	36.2%	31.2%	30.4%

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net (loss) income	$(28,181)	$1,770	$(27,448)	$4,479
Amortization of intangible assets	5,183	5,111	15,784	15,571
Stock-based compensation	17,425	7,828	32,954	21,195
Restructuring and other costs, net	3,301	9,691	13,725	17,147
Acquisition-related costs	-	366	-	783
Non-cash interest expense	1,379	-	4,025	-
Loss on debt extinguishment	19,279	-	19,279	-
Income tax impact of Non-GAAP adjustments	(6,252)	(5,839)	(19,701)	(15,451)
Non-GAAP net income	$12,134	$18,928	$38,618	$43,725

Weighted-average common shares outstanding - basic	36,509	36,391	36,315	36,391
Weighted-average common shares outstanding - diluted	39,556	36,391	37,649	36,391
GAAP net (loss) income per share - diluted	$(0.77)	$0.05	$(0.76)	$0.12
Non-GAAP net income per share - diluted	$0.31	$0.52	$1.03	$1.20

GAAP net cash provided by operating activities	$19,312	$26,408	$18,577	$68,659
Capital expenditures	(5,930)	(396)	(16,075)	(2,868)
Free Cash Flow	$13,382	$26,012	$2,502	$65,791

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q3FY20	Q2FY20	Q1FY20	Q4FY19	Q3FY19	Q2FY19	Q1FY19	Q4FY18
	(ASC 606)	(ASC 606)	(ASC 606)	(ASC 606)	(ASC 606)	(ASC 606)	(ASC 606)	(ASC 605)
GAAP revenues	$74,810	$86,495	$77,459	$82,957	$77,569	$70,304	$72,484	$75,356
Less: Professional services revenue	17,360	18,742	13,671	15,006	13,891	12,122	11,227	11,403
Non-GAAP Repeatable revenues	$57,450	$67,753	$63,788	$67,951	$63,678	$58,182	$61,257	$63,953

GAAP revenues TTM	$321,721	$324,480	$308,289	$303,314	$295,713
Less: Professional services revenue TTM	64,779	61,310	54,690	52,246	48,643
Non-GAAP Repeatable revenues TTM	$256,942	$263,170	$253,599	$251,068	$247,070
Repeatable software contribution	80%	81%	82%	83%	84%

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CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q4 2020
	Low	High
GAAP revenue	$76,000	$80,000

GAAP gross profit	$48,050	$52,050
Stock-based compensation	1,800	1,800
Amortization of intangible assets	1,900	1,900
Non-GAAP gross profit	$51,750	$55,750
GAAP gross margin	63%	65%
Non-GAAP gross margin	68%	70%

GAAP operating (loss) income	$(200)	$2,700
Amortization of intangible assets	5,000	5,000
Stock-based compensation	15,100	15,100
Restructuring and other costs, net	500	500
Acquisition-related costs	-	-
Non-GAAP operating income	$20,400	$23,300
GAAP operating margin	0%	3%
Non-GAAP operating margin	27%	29%

GAAP net loss	$(3,755)	$(855)
Total other income (expense), net	(3,700)	(3,700)
Benefit from income taxes	(195)	(195)
Depreciation	2,600	2,600
Amortization of intangible assets	5,000	5,000
Stock-based compensation	15,100	15,100
Restructuring and other costs, net	500	500
Acquisition-related costs	-	-
Adjusted EBITDA	$22,950	$25,850
GAAP net income margin	-5%	-1%
Adjusted EBITDA margin	30%	32%

Cerence. All rights reserved

Press Release	August 4, 2020

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q4 2020
	Low	High
GAAP net loss	$(3,755)	$(855)
Amortization of intangible assets	5,000	5,000
Stock-based compensation	15,100	15,100
Restructuring and other costs, net	500	500
Acquisition-related costs	-	-
Non-cash interest expense	1,300	1,300
Income tax impact of Non-GAAP adjustments	(4,800)	(5,500)
Non-GAAP net income	$13,345	$15,545

Weighted-average common shares outstanding - basic	36,879	36,879
Weighted-average common shares outstanding - diluted	43,908	43,908
GAAP net loss per share - diluted	$(0.09)	$(0.02)
Non-GAAP net income per share - diluted	$0.30	$0.35

Cerence. All rights reserved